Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other	3,304,820(2)	$2.39	$7,898,519.80	0.0001476	$1,165.82
Total Offering Amounts					$7,898,519.80		$1,165.82
Total Fee Offsets							$ —
Net Fee Due							$1,165.82

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.0001 (the “Common Stock”), that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Common Stock.
(2)
Represents shares of Common Stock reserved for issuance under the 2021 Plan that were added to the 2021 Plan effective as of January 1, 2024 pursuant to the evergreen provision thereof, which provides that the number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase on the first day of each calendar year in an amount equal to 5% of the shares of Common Stock outstanding on the last day of the calendar year before the date of each automatic increase or a lesser number of shares of Common Stock determined by the Registrant’s board of directors. Prior to January 1, 2024, the Registrant’s board of directors reduced the automatic increase to 3% of the shares of Common Stock outstanding as of December 31, 2023.
(3)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are calculated on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Market on May 6, 2024, which date is a date within five business days of the filing of this Registration Statement.